UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /	Preliminary Proxy Statement.
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/ /	Definitive Proxy Statement.
/ X /	Definitive Additional Materials.
/ /	Soliciting Material under § 240.14a-12.

PUTNAM PREMIER INCOME TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Putnam Premier Income Trust
Answering Machine Script

Hello,

This is Michael Woodall, Chief of Operations at Putnam Investments. I am calling regarding your investment in the Putnam Premier Income Trust.

A Special Meeting of Shareholders is scheduled for October 6, 2023. Shareholders are being asked to vote on important matters. As of today, your vote has not been registered. Please vote as soon as possible.

You can vote by calling 1-877-536-1555, Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Your vote is very important. Thank you for your time and thank you for investing with Putnam.